                                                                                        Exhibit 23

Consent of Independent Registered Public Accounting Firm

Provectus Pharmaceuticals, Inc.
Knoxville, Tennessee

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 19, 2007, relating to the consolidated financial statements of Provectus Pharmaceuticals, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO Seidman, LLP
Chicago, Illinois
January 7, 2008